UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):        November 4, 2009

Bank of the Ozarks, Inc.
(Exact name of registrant as specified in its charter)

Arkansas
(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)
17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2008, in connection with the Troubled Asset Relief Program, Bank of the Ozarks, Inc. (the “Company”) entered into a Letter Agreement and Securities Purchase Agreement (the “Letter Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company (i) sold 75,000 shares of its Series A Preferred Stock (the “Preferred Stock”) for a purchase price of $75,000,000, and (ii) issued a warrant (the “Warrant”) to the Treasury to purchase 379,811 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for a price of $29.62 per share.  Upon issuance of its Preferred Stock to the Treasury, the ability of the Company to declare and pay increased dividends on or repurchase, redeem or otherwise acquire shares of its common stock became restricted in accordance with the terms of the Letter Agreement.

On November 4, 2009, the Company redeemed the Preferred Stock from the Treasury, and returned to the Treasury the original investment amount of $75,000,000 plus accrued and unpaid dividends thereon.  As a result of the redemption of the Preferred Stock, the restrictions noted in the preceding paragraph have been terminated.  In connection with this transaction, the Company and the Treasury entered into a Letter Agreement dated November 4, 2009 (the “Redemption Letter Agreement”), a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference into this Item 1.01.  Pursuant to the terms of the Redemption Letter Agreement, the Company has fifteen calendar days from November 4, 2009 to notify the Treasury whether it will repurchase the Warrant from the Treasury. Subsequent to the redemption of the Preferred Stock, the Company notified the Treasury that it desired to repurchase the Warrant, and submitted an offer to the Treasury therefor.  The price for the repurchase of the Warrant will be subject to negotiation, and there can be no assurance that a price will be agreed to and that the Warrant will be repurchased.

Item 7.01 Regulation FD Disclosure.

On November 4, 2009, the Company issued a press release announcing that it redeemed all of the Preferred Stock issued to the Treasury pursuant to the transaction described in Item 1.01 of this Form 8-K.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by this reference into this Item 7.01.  The information in the preceding sentence, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Redemption Letter Agreement, dated November 4, 2009, by and between Bank of the Ozarks, Inc. and the United States Department of the Treasury.

	99.1	Press Release dated November 4, 2009: Bank of the Ozarks, Inc. Announces Redemption of all Series A Preferred Stock*

*This exhibit is furnished by the Company and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. See Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date:	November 4, 2009	/s/ Paul Moore
Paul Moore
Chief Financial Officer and Chief Accounting Officer

Exhibit No.	Document Description

10.1	Redemption Letter Agreement, dated November 4, 2009, by and between Bank of the Ozarks, Inc. and the United States Department of the Treasury.

99.1	Press Release dated November 4, 2009: Bank of the Ozarks, Inc. Announces Redemption of all Series A Preferred Stock